UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006 (October 30, 2006)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On October 30, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in an office building located in Philadelphia, Pennsylvania (“Three Parkway”) through Behringer Harvard Three Parkway, LLC (“BH Three Parkway”), a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership.  Three Parkway consists of a 20-story office building containing approximately 561,000 rentable square feet located on approximately one acre of land. The total contract purchase price for Three Parkway, exclusive of closing costs and initial escrows, was approximately $90 million.  BH Three Parkway borrowed $67,125,000 under a loan agreement (the “Three Parkway Loan Agreement”) with JP Morgan Chase Bank N.A. (the “Three Parkway Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offerings of common stock to the public.  For a description of the Three Parkway Loan Agreement, see Item 2.03 below.  The purchase and sale agreement relating to our acquisition of Three Parkway has been filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated into this Item 2.01 disclosure by reference.

The purchase price for the transaction was determined through negotiations between AGL Investments No. 2 Limited Partnership L.L.L.P. (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating Three Parkway as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Three Parkway’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy.  Our advisor believes that Three Parkway is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.  We do not intend to make significant repairs or improvements to Three Parkway over the next few years.

Three Parkway is approximately 90% leased and includes the following major tenants:  excelleRX, Inc., Reliance Insurance Company and American International Insurance Company.

excelleRX, Inc., a wholly-owned subsidiary of Omnicare, Inc., a geriatric pharmaceutical services company, leases approximately 112,000 square feet of Three Parkway for annual rent of approximately $2.2 million under a lease that expires in May 2015 with two five-year renewal options available.

Reliance Insurance Company, an insurance company in bankruptcy liquidation proceedings, leases approximately 62,000 square feet of Three Parkway for annual rent of approximately $1.1 million under a lease that expires in December 2009 with three one-year renewal options available.  Under the liquidation order, the Commonwealth of Pennsylvania has guaranteed rental payments and compliance with the terms of the lease.

American International Insurance Company, an international insurance provider, leases approximately 58,000 square feet of Three Parkway for a current annual rent of approximately $578,000 which will increase to annual rent of approximately $1.2 million beginning in April 2007.  The lease expires in March 2016 with one five-year renewal option available.

HPT Management Services LP (the “Three Parkway Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Three Parkway.  Among other things, the Three Parkway Property Manager has the authority to negotiate and enter into leases of Three Parkway on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.  The Three Parkway Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Three Parkway Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

a property management fee equal to 3% of the monthly gross revenues from Three Parkway; and

an annual asset management fee equal to 0.6% of the asset value.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH Three Parkway entered into the Three Parkway Loan Agreement on October 30, 2006.  The interest rate under the loan is fixed at 5.4750% per annum.  Initial monthly payments of interest only are required through November 2011, with monthly principal and interest payments of approximately $380,000 required beginning December 2011 and continuing to the maturity date, November 1, 2016.  Prepayment, in whole (but not in part), is permitted on or after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given.  The Three Parkway Loan Agreement, the related Promissory Note, Open-End Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing, and the Assignment of Leases and Rents have been filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

In addition, we have guaranteed payment of the debt under the Three Parkway Loan Agreement in the event that, among other things, (i) BH Three Parkway, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against BH Three Parkway under the Three Parkway Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Three Parkway or any of its affiliates.  Our Guaranty Agreement has been filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 15, 2006, by amendment to this Current Report on Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: November 3, 2006	By:	/s/ Gary Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement between JP Morgan Chase Bank, N.A. and Behringer Harvard Three Parkway, LLC (filed herewith)

10.2	Promissory Note made between JP Morgan Chase Bank, N.A. and Behringer Harvard Three Parkway, LLC (filed herewith)

10.3

Open-End Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Behringer Harvard Three Parkway, LLC, as borrower, for the benefit of JP Morgan Chase Bank, N.A. (filed herewith)

10.4	Assignment of Leases and Rents by Behringer Harvard Three Parkway, LLC, as borrower to JP Morgan Chase Bank, N.A. (filed herewith)

10.5	Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JP Morgan Chase Bank N.A. (filed herewith)

10.6

Purchase and Sale Agreement by and between AGL Investments No. 2 Limited Partnership L.L.L.P. and Harvard Property Trust, LLC regarding Three Parkway (previously filed and incorporated by reference to Form S-11/A filed on October 4, 2006)